Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Tasty Baking Company on Form S-8 (Reg Nos. 333.66020 and 333-66024) of our report dated May 25, 2005 on the financial statements and supplemental schedule of the Tasty Baking Company 401 (k) Thrift Plan, for the year ended December 31, 2004, which report is included in this Annual Report on Form 11-K.